EXHIBIT 10.09

PLEDGE, ASSIGNMENT AND SECURITY AGREEMENT

THIS PLEDGE, ASSIGNMENT AND SECURITY AGREEMENT (this “Agreement”) is made this 31st day of October, 2011 by LIME ENERGY ASSET DEVELOPMENT, LLC, a limited liability company organized under the laws of the State of Delaware (the “Pledgor”) in favor of RBC BANK (USA), a North Carolina banking corporation (the “Bank”).

RECITALS

A.            The Bank has extended to GES — PORT CHARLOTTE, LLC, a limited liability company organized under the laws of the State of Georgia (the “Borrower”) a term loan in the principal amount of $3,600,000 (the “Credit Facility”).  The Credit Facility is advanced as provided in and subject to the terms and conditions of the Loan Agreement (as amended, restated or substituted from time to time, the “Loan Agreement”) of even date herewith by and between Borrower and Bank.

B.            As of the date hereof, the Bank has agreed to make advances to the Borrower pursuant to the Loan Agreement which advances are evidenced by the Promissory Note of even date herewith from the Borrower to the Bank (as further amended, restated or substituted from time to time, the “Note”) and secured as provided in the Loan Agreement.

C.            The Pledgor has unconditionally guaranteed repayment of the Credit Facility pursuant to that certain Continuing Guaranty Agreement of even date herewith from the Pledgor in favor of the Bank (as further amended, restated or substituted from time to time, the “Guaranty”).

D.            As a condition precedent to making advances under the Credit Facility, the Bank required that Pledgor, secure the payment and performance of all of the Liabilities (as defined in the Guaranty) by the execution of this Agreement.

E.             All defined terms used in this Agreement and not defined in this Agreement shall have the meaning given to such terms in the Loan Agreement.  As used in this Agreement, the singular number shall include the plural, the plural the singular and the use of the masculine, feminine or neuter gender shall include all genders, as the context may require.

AGREEMENTS

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the Pledgor and the Bank hereby agree as follows:

ARTICLE I
SECURITY

Section 1.1             Collateral.

As security for the prompt and full payment and performance of all of the Liabilities, and as security for the prompt and full performance of all of the Liabilities of the Pledgor under this Agreement and all of the Liabilities of the Pledgor, the Borrower and/or any other Person under the Loan Agreement and all of the other Loan Documents, whether now in existence or hereafter created and whether joint, several, or both, primary, secondary, direct, contingent or otherwise, the Pledgor hereby pledges, assigns and grants to the Bank a first priority security interest in, assignment of, and lien on, the following property of the Pledgor (collectively, the “Collateral”), whether now existing or hereafter created or arising:

(a)           all rights, title and interest in and to and as the member of the Borrower under the Borrower’s operating agreement as the same may have been or may be amended, supplemented, restated, or otherwise modified at any time and from time to time (the “Operating Agreement”);

(b)           all rights to receive any and all cash and non-cash distributions (regardless of how such distributions are classified and including any and all distributions-in-kind and liquidating distributions), profits, losses, income, revenue, returns of capital, repayments of any loans made by Pledgor to the Borrower (including interest and fees with respect to such loans), and any and all development, management and similar fees payable by the Borrower to Pledgor of any kind or nature whatsoever, together with any and all other rights and property interests including, but not limited to, accounts, contract rights, instruments and general intangibles arising out of, under or relating to the Borrower and/or the Operating Agreement;

(c)           all other or additional equity or debt interests, other securities or property (including cash) paid or distributed in respect of the Borrower by way of any spin-off, merger, consolidation, dissolution, combination, reclassification or exchange of equity interests, asset sales, or similar rearrangement or reorganization; and

(d)           all proceeds and products (both cash and non-cash) of the foregoing, whether now or hereafter arising under any of the foregoing.

Section 1.2             Rights of the Bank in the Collateral.

The Pledgor agrees that with respect to the Collateral the Bank shall have all the rights and remedies of a secured party under the Uniform Commercial Code, as well as those provided by law and/or in this Agreement.  Notwithstanding the fact that the proceeds of the Collateral constitute part of the Collateral, the Pledgor may not dispose of the Collateral, or any part thereof, without the prior written consent of the Bank.

Section 1.3             Registration of Pledge.

If and to the extent requested by the Bank, the Pledgor agrees, by Notice of Pledge in substantially the form attached to this Agreement as Exhibit B, to notify the Borrower immediately of the pledge, assignment and security agreement under this Agreement and issue the Initial Transaction Statement in substantially the form attached to this Agreement as Exhibit C.  The Pledgor hereby authorizes and directs the Borrower to register the Pledgor’s pledge to the Bank of the Collateral on the Borrower’s books and, following written notice to do so by the Bank, to make direct payment to the Bank of any amounts due or to become due to the Pledgor with respect to the Collateral.

Section 1.4             Rights of the Pledgor in the Collateral.

Until the occurrence and continuance of an Event of Default (as hereinafter defined), the Pledgor shall be entitled (a) to vote all ownership or equity interests, (b) to give consents, waivers and ratification to any and all actions of the Borrower requiring member approval, and (c) to receive all cash and non-cash distributions which may be paid on account of the Collateral and which are not otherwise prohibited by the Loan Agreement, this Agreement or any of the other Loan Documents.  Any cash distribution payable in respect of the Collateral which represents, in whole or in part, a return of capital or is paid in violation of this Agreement, the Loan Agreement or any of the other Loan Documents shall be received by the Pledgor in trust for the Bank, shall be paid immediately to the Bank and shall be retained by the Bank as part of the Collateral.

The Pledgor covenants and agrees that no distribution or other benefit with respect to the Collateral shall be received by or for the benefit of the Pledgor, and no vote shall be cast or member’s consent, waiver or ratification given or action taken by the Pledgor in its capacity as a member of the Borrower, which would violate or be inconsistent with any of the terms and provisions of this Agreement or the Loan Agreement or which would materially impair the position or interest of the Bank in the Collateral or dilute the percentage of the equity interests in the Borrower pledged to the Bank.

Section 1.5             Pledge Unconditional.

The Liabilities and liabilities of the Pledgor under, and in connection with, this Agreement shall be absolute and unconditional.  The Pledgor expressly agrees that the Bank may, in its sole and absolute discretion, without notice to, or further assent of, the Pledgor and without in any way releasing, affecting or in any way impairing the Liabilities of the Pledgor hereunder:

(a)           agree to the substitution, exchange, release or other disposition of any collateral or security for any or all of the Liabilities, or to the subordination of any lien or security interest therein;

(b)           assign, pledge, participate, mortgage, hypothecate or otherwise transfer this Agreement, the Note, the Loan Agreement or all or any of the Liabilities, or any interest therein or rights thereunder; and

(c)           effect any release, compromise or settlement with the Borrower, any guarantor of, or other obligor with respect to, all or any part of the Liabilities.

Section 1.6             Liabilities Hereunder Primary.

The Liabilities and liabilities of the Pledgor under this Agreement shall be primary, direct and immediate, shall not be subject to any counterclaim, recoupment, set off, reduction or defense based upon any claim that the Pledgor may have against the Bank or any other obligor and shall not be conditional or contingent upon pursuit or enforcement by the Bank of any remedies it may have against any other person with respect to the Liabilities.

Section 1.7             Certain Waivers by the Pledgor.

The Pledgor hereby unconditionally, irrevocably and expressly waives:

(a)           presentment and demand for payment of the Liabilities and protest of non-payment;

(b)           notice of acceptance of this Agreement and of presentment, demand and protest thereof;

(c)           notice of any default hereunder and notice of all indulgences;

(d)           demand for observance, performance or enforcement of any of the terms or provisions of this Agreement; and

(e)           all other notices and demands otherwise required by law which the Pledgor may lawfully waive.

Section 1.8             Waiver of Restrictions on Transfer of Collateral.

The Pledgor hereby unconditionally, irrevocably and expressly waives any restrictions to the transfer or assignment of the Collateral as provided for in the Operating Agreement as well as any other provisions therein which may limit or restrict the assignment as set forth in this Agreement.

ARTICLE II
REPRESENTATIONS AND WARRANTIES

To induce the Bank to make the Credit Facility to the Borrower under the Loan Agreement, the Pledgor represents and warrants to the Bank, as follows:

Section 2.1             Percentage Ownership.

The ownership interests assigned as part of the Collateral represent one hundred percent (100%) of the ownership interests of the Borrower.

Section 2.2             No Amendments.

The Operating Agreement has not been amended, modified, restated, substituted, extended or renewed, except as provided for in Section 1.1.

Section 2.3             Operating Agreement.

The Pledgor has furnished the Bank with a true and complete copy of the executed Operating Agreement.

Section 2.4             Power and Authority.

Pledgor has full power and authority to execute and deliver this Agreement, to assign and pledge the Collateral and perform all other Liabilities required under this Agreement with respect to the Collateral, and to incur and perform its Liabilities whether under this Agreement, the other Loan Documents or otherwise, all of which have been duly authorized by all proper and necessary action.  No consent or approval of any owners or creditors of Pledgor and no consent, approval, filing or registration with or notice to any Governmental Authority (as that term is defined in the Loan Agreement) on the part of the Pledgor, is required as a condition to the execution, delivery, validity or enforceability of this Agreement or the other Loan Documents or the performance of the Liabilities, including, without limitation, the right of the Bank to dispose of the Collateral following an Event of Default, except for the consent of American Chartered Bank, which consent has been obtained and is effective as of the date hereof (the “Consent”).  The Pledgor has full right, power and authority and has all voting rights in any matters as may be represented by the Collateral.

Section 2.5             Binding Agreements.

This Agreement has been properly executed and delivered and constitutes the valid and legally binding obligations of the Pledgor and is fully enforceable against the Pledgor in accordance with its terms.

Section 2.6             Title to Properties.

The Pledgor has good and marketable title to the Collateral.  By virtue of the Consent, the Pledgor has legal, enforceable and uncontested rights to use freely such property and assets.  The Pledgor is the sole owner of all of the Collateral, free and clear of all security interests, pledges, voting trusts, agreements, liens, claims and encumbrances whatsoever, other than the security interest, assignment and lien granted under this Agreement.  The ownership interests assigned as Collateral are subject to no outstanding options or other requirements with respect to such interests.

Section 2.7             Perfection and Priority of Collateral.

The Bank has, or upon execution and delivery of this Agreement and recording of the financing statements executed by the Pledgor as part of the Security Documents, will have, and will continue to have as security for the Liabilities, a valid and perfected, first priority, lien on and security interest in all of the Collateral, free of all other liens, claims and rights of third parties whatsoever.

Section 2.8             Business Information.

The information contained in Exhibit A, which is attached to and a part of this Agreement, is complete and correct in all material respects.

Section 2.9             Taxes.

Pledgor has filed or caused to be filed all federal, state and local tax returns, and has paid or caused to be paid all taxes required in connection therewith, to the extent such taxes have become due and payable.

ARTICLE III
COVENANTS

Until payment in full and the performance of all of the Liabilities, the Pledgor covenants and agrees with the Bank as follows:

Section 3.1             Organizational Existence.

Pledgor shall maintain its organizational existence in good standing in the jurisdiction in which it is organized and in each other jurisdiction where it is required to register or qualify to do business if the failure to do so in such other jurisdiction might have a material adverse effect on the ability of the Pledgor to perform its Liabilities under this Agreement, on the conduct of the Pledgor’s operations, on the Pledgor’s financial condition, or on the value of, or the ability of the Bank to realize upon, the Collateral.

Section 3.2             Delivery of Collateral.

The Pledgor shall deliver immediately to the Bank any certificates representing ownership interests in the Borrower, and all instruments, items of payment and other Collateral received by the Pledgor.  All Collateral at any time received or held by the Pledgor shall be received and held by the Pledgor in trust for the benefit of the Bank, and shall be kept separate and apart from, and not commingled with, the Pledgor’s other assets.

Section 3.3             Defense of Title and Further Assurances.

The Pledgor will do or cause to be done all things necessary to preserve and to keep in full force and effect its interests in the Collateral, and shall defend, at its sole expense, the title to the Collateral and any part thereof.  Further, the Pledgor shall promptly, upon request by the Bank, execute, acknowledge and deliver any financing statement, endorsement, renewal, affidavit, deed, assignment, continuation statement, security agreement, certificate or other document as the Bank may require in order to perfect, preserve, maintain, protect, continue, realize upon, and/or extend the lien and security interest of the Bank under this Agreement and the priority thereof.  Pledgor shall pay to the Bank upon demand all taxes, out of pocket costs and expenses (including but not limited to reasonable attorney’s fees) incurred by the Bank in connection with the preparation, execution, recording and filing of any such document or instrument mentioned aforesaid.  Pledgor hereby irrevocably appoints the Bank as its attorney-in-fact, with power of substitution from time to time, after the occurrence and during the continuance of an Event of Default, to take such actions as are described in this Section as well as any other action which Pledgor is required to take under this Agreement or under any of the other Loan Documents.

Section 3.4             Protection of Collateral.

The Pledgor agrees that the Bank may at any time take such steps as the Bank deems reasonably necessary to protect the Bank’s interest in, and to preserve the Collateral.  The Pledgor agrees to cooperate fully with the Bank’s efforts to preserve the Collateral and will take such actions to preserve the Collateral as the Bank may in good faith direct.  All of the Bank’s out of pocket expenses of preserving the Collateral, including, without limitation, reasonable attorney’s fees, shall be part of the Liabilities.

Section 3.5             Locations.

The Pledgor shall give the Bank not less than thirty (30) days’ prior written notice of any change to the information set forth on Exhibit A.

Section 3.6             Books and Records; Information.

(a)           The Pledgor shall maintain proper books and records in which full, true and correct entries are made of all dealings and transactions in relation to the Collateral and which reflect the lien of the Bank thereon.

(b)           The Pledgor agrees that the Bank may from time to time and at its option (i) require the Pledgor to, and the Pledgor shall, periodically deliver to the Bank records and schedules, which show the status of the Collateral and such other matters which affect the Collateral, as well as copies of Pledgor’s tax returns and filings; (ii) verify the Collateral and inspect the books and records of the Pledgor and make copies thereof or extracts therefrom; (iii) notify any prospective buyers or transferees of the Collateral or any other Persons (as that term is defined in the Loan Agreement) of the Bank’s interest in the Collateral; and (iv) disclose to prospective buyers or transferees from the Bank any and all information regarding the Borrower, the Collateral and/or the Pledgor.

Section 3.7             Disposition of Collateral.

The Pledgor will not sell, discount, allow credits or allowances, assign, extend the time for payment on, convey, lease, assign, transfer or otherwise dispose of the Collateral or any part thereof.

Section 3.8             Distributions.

Subject to the Loan Agreement, the Pledgor shall receive no dividend or distribution or other benefit with respect to the Borrower, and shall not vote, consent, waive or ratify any action taken, which would violate or be inconsistent with any of the terms and provisions of this Agreement, the Loan Agreement or any of the other Loan Documents.  The Pledgor authorizes and directs the Borrower to make all distributions and other payments constituting a part of the Collateral directly to the Bank upon written request of the Bank, without any additional authorization by the Pledgor, after the occurrence of an Event of Default (as hereinafter defined).  In the event any distribution or other payment constituting a part of the Collateral is received by the Pledgor after the occurrence of an Event of Default, the Pledgor shall immediately remit such distribution or payment to the Bank, together with any necessary endorsement or assignment.  All amounts received by the Bank in accordance with this Section 3.8 shall, at the Bank’ option, be held as additional collateral for the Liabilities or applied to the repayment of the Liabilities, in such order and manner as the Bank may determine and without regard to the existence of an Event of Default.

Section 3.9             Liens.

The Pledgor will not create, incur, assume or suffer to exist any lien upon any of the Collateral, other than liens in favor of the Bank.

Section 3.10           Taxes.

Pledgor shall pay all taxes and similar charges imposed upon or assessed against it or any of Pledgor’s property prior to the date on which penalties are attached thereto.

ARTICLE IV
DEFAULT AND RIGHTS AND REMEDIES

Section 4.1             Events of Default.

The occurrence of any one or more of the following events which continues beyond any applicable cure period shall constitute an “Event of Default” under the provisions of this Agreement:

4.1.1        Default under Loan Agreement.

An Event of Default shall occur under the Loan Agreement.

4.1.2        Default under this Agreement.

Pledgor shall fail to duly perform, comply with or observe any of the terms, conditions or covenants of this Agreement.

4.1.3        Breach of Representations and Warranties.

Any representation or warranty made in this Agreement or in any report, statement, schedule, certificate, opinion (including any opinion of counsel for Pledgor), financial statement or other document furnished by Pledgor or its agents or representatives in connection with this Agreement, any of the other Loan Documents, or the Liabilities secured by this Agreement, shall prove to have been false or misleading when made (or, if applicable, when reaffirmed) in any material respect.

4.1.4        Failure to Comply with Covenants.

The failure of Pledgor to perform, observe or comply with any covenant, condition or agreement contained in this Agreement.

4.1.5        Receiver; Bankruptcy.

Pledgor shall (a) apply for or consent to the appointment of a receiver, trustee or liquidator of itself or any of its property, (b) admit in writing its inability to pay its debts as they mature, (c) make a general assignment for the benefit of creditors, (d) be adjudicated a bankrupt or insolvent, (e) file a voluntary petition in bankruptcy or a petition or an answer seeking or consenting to reorganization or an arrangement with creditors or to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute, or an answer admitting the material allegations of a petition filed against it in any proceeding under any such law, or take any action for the purposes of effecting any of the foregoing, or (f) by any act indicate its consent to, approval of or acquiescence in any such proceeding or the appointment of any receiver of or trustee for any of its property, or suffer any such receivership, trusteeship or proceeding to continue undischarged for a period of sixty (60) days, or (g) by any act indicate its consent to, approval of or acquiescence in any order, judgment or decree by any court of competent jurisdiction or any Governmental Authority enjoining or otherwise prohibiting the operation of a material portion of the Pledgor’s business or the use or disposition of a material portion of the Pledgor’s assets.

4.1.6        Involuntary Bankruptcy, Etc.

(a) An order for relief shall be entered in any involuntary case brought against Pledgor under the United States Bankruptcy Code, or (b) any such case shall be commenced against Pledgor and shall not be dismissed within sixty (60) days after the filing of the petition, or (c) an order, judgment or decree under any other Law is entered by any court of competent jurisdiction or by any other Governmental Authority on the application of a Governmental Authority or of a Person other than Pledgor (i) adjudicating Pledgor bankrupt or insolvent, or (ii) appointing a receiver, trustee or liquidator of Pledgor, or of a material portion of Pledgor’s assets, or (iii) enjoining, prohibiting or otherwise limiting the operation of a material portion of Pledgor’s business or the use or disposition of a material portion of Pledgor’s assets, and such order, judgment or decree continues unstayed and in effect for a period of thirty (30) days from the date entered.

4.1.7        Liquidation, Termination, Dissolution of Pledgor.

If Pledgor shall liquidate, dissolve or terminate its existence.

4.1.8        Judgment.

Unless adequately covered by insurance in the opinion of the Bank, the entry of a final judgment for the payment of money involving more than $100,000 against Pledgor and the failure by Pledgor to discharge the same, or cause it to be discharged, or bonded off to the Bank’s satisfaction, within thirty (30) days from the date of the order, decree or process under which or pursuant to which such judgment was entered.

4.1.9        Execution; Attachment.

Any execution, attachment or charging order is levied against the Collateral, and such execution, attachment or charging order is not set aside, discharged or stayed within thirty (30) days after the same is levied.

4.1.10      Liquidation, Termination, Dissolution of Borrower.

The Borrower is dissolved either pursuant to the provisions of its Operating Agreement, by operation of law, or in any other manner, voluntarily or otherwise; the Operating Agreement of the Borrower is terminated pursuant to any of its provisions or by operation of law, or amended or modified in any manner; member of the Borrower sells, assigns, mortgages, pledges, hypothecates, transfers, encumbers, permits to be encumbered or otherwise disposes of any or all of his, her or its interest in the Borrower or withdraws voluntarily or involuntarily (by operation of law or otherwise) from the Borrower; any new member is admitted to the Borrower.

Section 4.2             Remedies.

Upon the occurrence of any Default or Event of Default, the Bank may at any time thereafter exercise any one or more of the following rights, powers or remedies:

4.2.1        Accelerate Liabilities.

The Bank may declare all or any portion of the Liabilities to be immediately due and payable, without notice to Pledgor and without demand, protest or notice of protest or dishonor.

4.2.2        Legal Proceedings.

The Bank may proceed to protect or enforce the Bank’ rights by an action or actions at law or in equity or by any other appropriate proceeding, whether for the specific performance of any of the covenants herein contained or of any other agreement contained herein, or for an injunction against the violation of any of the terms hereof, or in aid of the exercise or execution of any right, remedy or power granted herein or by law.

4.2.3        Uniform Commercial Code.

The Bank shall have all of the rights and remedies of a secured party under Title 9 of the Uniform Commercial Code and other applicable Laws and in connection therewith may exercise all or any of the rights, powers and remedies of a secured party under Title 9 of the Uniform Commercial Code.  Any notification of a sale or other disposition of all or any part of the Collateral required pursuant to Section 9-504 of Title 9 of the Uniform Commercial Code shall be deemed commercially reasonable if sent in accordance with Section 5.1 (Notices) at least ten (10) days prior to the sale or other disposition.  Upon demand by the Bank, the Pledgor shall assemble the Collateral and all books and records and make it available to the Bank, at a place designated by the Bank.  The Bank or its agents may without notice from time to time enter upon the Pledgor’s premises to take possession of the Collateral and all books and records, to remove it, or otherwise to prepare it for sale, or to sell or otherwise dispose of it.

4.2.4        Sale or Other Disposition of Collateral.

The Bank may sell or redeem the Collateral, or any part thereof, in one or more sales, at public or private sale, conduct by any officer or agent of, or auctioneer or attorney for, the Bank, at the Bank’s place of business or elsewhere, for cash, upon credit or future delivery, and at such price or prices as the Bank shall, in its sole discretion, determine, and the Bank may be the purchaser of any or all of the Collateral so sold.

Further:

(a)           Each purchaser of all or any portion of the Collateral (including the Bank) at any such sale shall hold the Collateral so sold, absolutely free from any claim or right of whatsoever kind, including, without limitation, any equity or right of redemption, of the Pledgor, which the Pledgor hereby specifically waives, to the extent it may lawfully do so, all rights of redemption, stay or appraisal which the Pledgor has or may have under any rule of law or statute now existing or hereafter adopted.

(b)           Any written notice required by law of any sale, public or private, of all or any part of the Collateral shall be deemed in all circumstances to have been given in a commercially reasonable manner if sent at least ten (10) days prior to such sale by mail to the Pledgor at the address for the Pledgor set forth in Section 5.1 (Notices).  At any such sale the Collateral may be sold in one lot as an entirety or in separate parcels.  The Bank shall not be obligated to make any sale pursuant to any such notice.  In case of any sale of all or any part of the Collateral for credit or for future delivery, the Collateral so sold may be retained by the Bank until the selling price is paid by the purchaser thereof, but the Bank shall not incur any liability in case of the failure of such purchaser to take up and pay for the Collateral so sold, and in case of any such failure, such Collateral may again be sold under and pursuant to the provisions hereof.  The Bank, as attorney-in-fact, pursuant to Section 3.3 (Defense of Title), may, in the name and stead of the Pledgor, make and execute all conveyances, assignments and transfers of the Collateral sold pursuant to this Section.  The Pledgor shall, if so requested by the Bank, ratify and confirm any sale or sales by executing and delivering to the Bank, or to such purchaser or purchasers, all such documents as may, in the judgment of the Bank, be advisable for the purpose.

(c)           If any consent, approval, or authorization of any Governmental Authority or any Person having any interest therein, should be necessary to effectuate any sale or other disposition of the Collateral, the Pledgor agrees to execute all such applications and other instruments, and to take all other action, as may be required in connection with securing any such consent, approval or authorization.

(d)           The Pledgor recognizes that the Bank may be unable to effect a public sale of all or a part of the Collateral consisting of “securities” by reason of certain prohibitions contained in the Securities Act of 1933, as amended, and other applicable federal and state Laws.  The Bank may, therefore, in its discretion, take such steps as it may deem appropriate to comply with such Laws and may, for example, at any sale of the Collateral consisting of securities restrict the prospective bidders or purchasers as to their number, nature of business and investment intention, including, without limitation, a requirement that the Persons making such purchases represent and agree to the satisfaction of the Bank that they are purchasing such securities for their account, for investment, and not with a view to the distribution or resale of any thereof.  The Pledgor covenants and agrees to do or cause to be done promptly all such acts and things as the Bank may request from time to time and as may be necessary to offer and/or sell the securities or any part thereof in a manner which is valid and binding and in conformance with all applicable Laws.

4.2.5        Specific Rights With Regard to Collateral.

In addition to all other rights and remedies provided hereunder or as shall exist at law or in equity from time to time, the Bank may (but shall be under no obligation to), without notice to the Pledgor, and the Pledgor hereby irrevocably appoints the Bank as its attorney-in-fact, with power of substitution, in the name of the Bank or in the name of the Pledgor or otherwise, for the use and benefit of the Bank, but at the cost and expense of the Pledgor and without notice to the Pledgor:

(a)           direct any person or entity obligated to make payments or distributions directly to the Bank;

(b)           compromise, extend or renew any of the Collateral or deal with the same as it may deem advisable;

(c)           make exchanges, substitutions or surrenders of all or any part of the Collateral;

(d)           copy, transcribe, or remove from any place of business of the Pledgor all books, records, ledger sheets, correspondence, invoices and documents, relating to or evidencing any of the Collateral or without cost or expense to the Bank, make such use of the Pledgor’s places of business as may be reasonably necessary to administer, control and collect the Collateral;

(e)           demand, collect, receipt for and give renewals, extensions, discharges and releases of any of the Collateral;

(f)            institute and prosecute legal and equitable proceedings to enforce collection of, or realize upon, any of the Collateral;

(g)           settle, renew, extend, compromise, compound, exchange or adjust claims in respect of any of the Collateral or any legal proceedings brought in respect thereof;

(h)           endorse or sign the name of the Pledgor upon any items of payment, certificates of title, instruments, securities, powers, documents, documents of title, or other writing relating to or part of the Collateral and on any proof of claim in bankruptcy against an account debtor;

(i)            take any action and execute any instruments which such attorney-in-fact may deem necessary or advisable to accomplish the purposes of this Agreement;

(j)            take control in any manner of any cash or non-cash items of payments comprising the Collateral;

(k)           subject to obtaining all necessary consents, approvals, and authorizations, if any, required by applicable laws, cause the Collateral to be transferred to the Bank or to the name of one or more of the Bank’s nominees and thereafter exercise as to such Collateral all rights, powers and remedies of owners;

(l)            collect by legal proceedings or otherwise all distributions, interest, principal payments, and other sums now or hereafter payable on account of the Collateral, and hold the same as Collateral, or apply the same to all costs and out of pocket expenses (including reasonable attorney’s fees) incurred by the Bank in such legal proceedings or to the Liabilities, the manner and distribution of the application to be determined by the Bank in its sole and absolute discretion;

(m)          enter into any extension, subordination, reorganization, deposit, merger or consolidation agreement, or any other agreement relating to or affecting the Collateral and in connection therewith deposit or surrender control of such Collateral thereunder, and accept other property in exchange therefor and hold or apply such property or money so received in accordance with the provisions hereof;

(n)           take any other action necessary or beneficial to realize upon or dispose of the Collateral;

(o)           upon written instructions to the Borrower, the Bank or its designees shall be entitled to become a member in the Borrower in the place and stead of the Pledgor and shall be entitled to exercise and enjoy all rights and privileges pertaining thereto, including without limitation, the right to (i) participate in the management and administration of the Borrower’s business and affairs, (ii) require information regarding or an accounting of Borrower transactions and (iii) inspect the Borrower’s books.

4.2.6        Application of Proceeds.

Any proceeds of sale or other disposition of the Collateral will be applied by the Bank to the payment of the  Liabilities secured by this Agreement in such order and manner of application as the Bank may from time to time in its sole and absolute discretion determine.  If the sale or other disposition of the Collateral fails to fully satisfy the Liabilities and the other Liabilities secured by this Agreement, the Pledgor shall remain liable to the Bank for any deficiency, if and to the extent the Pledgor is liable for the payment or performance of the Liabilities under the provisions of any of the Loan Documents.

4.2.7        Performance by Bank.

If the Pledgor shall fail to perform, observe or comply with any of the conditions, covenants, terms, stipulations or agreements contained in this Agreement or any of the other Loan Documents, the Bank without notice to or demand upon the Pledgor and without waiving or releasing any of the Liabilities or any Event of Default, may (but shall be under no obligation to) at any time thereafter make such payment or perform such act for the account and at the expense of the Pledgor, and may enter upon the premises of the Pledgor for that purpose and take all such action thereon as the Bank may consider necessary or appropriate for such purpose and the Pledgor hereby irrevocably appoints the Bank as its attorney-in-fact to do so, with power of substitution, in the name of the Bank or in the name of the Pledgor or otherwise, for the use and benefit of the Bank, but at the cost and expense of the Pledgor and without notice to the Pledgor.  All sums so paid or advanced by the Bank together with interest thereon from the date of payment, advance or incurring until paid in full at the highest rate of interest charged under the Note and all costs and expenses, shall be paid by the Pledgor to the Bank on demand, and shall constitute and become a part of the Liabilities.

4.2.8        Other Remedies.

The Bank may from time to time proceed to protect or enforce its rights by an action or actions at law or in equity or by any other appropriate proceeding, whether for the specific performance of any of the covenants contained in this Agreement or in any of the other Loan Documents, or for an injunction against the violation of any of the terms of this Agreement or any of the other Loan Documents, or in aid of the exercise or execution of any right, remedy or power granted in this Agreement, the Loan Documents, and/or applicable Laws.

Section 4.3             Costs and Expenses.

The Pledgor shall pay on demand all reasonable costs and out of pocket expenses (including reasonable attorney’s fees), all of which shall be deemed part of the Liabilities, incurred by and on behalf of the Bank incident to the preparation of and in connection with this Agreement, any collection, servicing, sale, disposition or other action taken by the Bank with respect to the Collateral or any portion thereof.  Such costs and expenses shall become part of the Liabilities.

Section 4.4             Receipt Sufficient Discharge to Purchaser.

Upon any sale or other disposition of the Collateral or any part thereof, the receipt of purchase money by the Bank or other Person making the sale or disposition shall be a sufficient discharge to the purchaser for the purchase money, and such purchaser shall not be obligated to see to the application thereof.

Section 4.5             Remedies, Etc. Cumulative.

Each right, power and remedy of the Bank as provided for in this Agreement or in any of the other Loan Documents or in any related instrument or agreement or now or thereafter existing at law or in equity or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power or remedy provided for in this Agreement or in the other Loan Documents or in any related document, instrument or agreement or now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by the Bank of any one or more of such rights, powers or remedies shall not preclude the simultaneous or later exercise by the Bank of any or all such other rights, powers or remedies.

Section 4.6             No Waiver, Etc.

No failure or delay by the Bank to insist upon the strict performance of any term, condition, covenant or agreement of this Agreement or of any of the other Loan Documents or of any related documents, instruments or agreements, or to exercise any right, power or remedy consequent upon a breach thereof, shall constitute a waiver of any such term, condition, covenant or agreement or of any such breach, or preclude the Bank from exercising any such right, power or remedy at any later time or times.  By accepting payment after the due date of any amount payable under this Agreement or under any of the other Loan Documents or under any related document, instrument or agreement, the Bank shall not be deemed to waive the right either to require prompt payment when due of all other amounts payable under this Agreement or under any other of the Loan Documents, or to declare a default for failure to effect such prompt payment of any such other amount.

ARTICLE V
MISCELLANEOUS

Section 5.1             Notices.

All notices, requests or demands which any party is required or may desire to give to any other party under any provision of this Agreement must be in writing and delivered in accordance with the Guaranty.

Section 5.2             Amendments; Waivers.

This Agreement and the other Loan Documents may not be amended, modified, or changed in any respect except by an agreement in writing signed by the Bank and the Pledgor.  No waiver of any provision of this Agreement or of any of the other Loan Documents, nor consent to any departure by the Pledgor therefrom, shall in any event be effective unless the same shall be in writing.  No course of dealing between the Pledgor and the Bank and no act or failure to act from time to time on the part of the Bank shall constitute a waiver, amendment or modification of any provision of this Agreement or any of the other Loan Documents or any right or remedy under this Agreement, under any of the other Loan Documents or under applicable Laws.

Section 5.3             Cumulative Remedies.

The rights, powers and remedies provided in this Agreement and in the other Loan Documents are cumulative, may be exercised concurrently or separately, may be exercised from time to time and in such order as the Bank shall determine and are in addition to, and not exclusive of, rights, powers and remedies provided by existing or future applicable Laws.  In order to entitle the Bank to exercise any remedy reserved to it in this Agreement, it shall not be necessary to give any notice, other than such notice as may be expressly required in this Agreement.  Without limiting the generality of the foregoing, the Bank may:

(a)           proceed against the Pledgor with or without proceeding against the Borrower or any other Person who may be liable for all or any part of the Liabilities;

(b)           proceed against the Pledgor with or without proceeding under any of the other Loan Documents or against any Collateral or other collateral and security for all or any part of the Liabilities;

(c)           without notice, release or compromise with any guarantor or other Person liable for all or any part of the Liabilities under the Loan Documents or otherwise; and

(d)           without reducing or impairing the Liabilities of the Pledgor and without notice thereof: (i) fail to perfect the lien in any or all Collateral or to release any or all the Collateral or to accept substitute collateral, (ii) waive any provision of this Agreement or the other Loan Documents, (iii) exercise or fail to exercise rights of set-off or other rights, or (iv) accept partial payments or extend from time to time the maturity of all or any part of the Liabilities.

Section 5.4             Severability.

In case one or more provisions, or part thereof, contained in this Agreement or in the other Loan Documents shall be invalid, illegal or unenforceable in any respect under any Law, then without need for any further agreement, notice or action:

(a)           the validity, legality and enforceability of the remaining provisions shall remain effective and binding on the parties thereto and shall not be affected or impaired thereby;

(b)           the obligation to be fulfilled shall be reduced to the limit of such validity;

(c)           if such provision or part thereof pertains to repayment of the Liabilities, then, at the sole and absolute discretion of the Bank, all of the Liabilities of the Pledgor to the Bank shall become immediately due and payable; and

(d)           if affected provision or part thereof does not pertain to repayment of the Liabilities, but operates or would prospectively operate to invalidate this Agreement in whole or in part, then such provision or part thereof only shall be void, and the remainder of this Agreement shall remain operative and in full force and effect.

Section 5.5             Assignments by Bank.

The Bank may, without notice to, or consent of, the Pledgor, sell, assign or transfer to or participate with any Person or Persons all or any part of the Liabilities in accordance with the terms of the Loan Agreement, and each such Person or Persons shall have the right to enforce the provisions of this Agreement and any of the other Loan Documents as fully as the Bank, provided that the Bank shall continue to have the unimpaired right to enforce the provisions of this Agreement and any of the other Loan Documents as to so much of the Liabilities that the Bank has not sold, assigned or transferred.  In connection with the foregoing, the Bank shall have the right to disclose to any such actual or potential purchaser, assignee, transferee or participant all financial records, information, reports, financial statements and documents obtained in connection with this Agreement and any of the other Loan Documents or otherwise.

Section 5.6             Successors and Assigns.

This Agreement and all other Loan Documents shall be binding upon and inure to the benefit of the Pledgor and the Bank and their respective successors and assigns, except that the Pledgor shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Bank.

Section 5.7             Applicable Law.

This Agreement, shall be governed by the laws of the State of Georgia, as if each of the Loan Documents and this Agreement had each been executed, delivered, administered and performed solely within the State of Georgia.

Section 5.8             Headings.

The headings in this Agreement are included herein for convenience only, shall not constitute a part of this Agreement for any other purpose, and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

Section 5.9             Entire Agreement.

This Agreement is intended by the Bank and the Pledgor to be a complete, exclusive and final expression of the agreements contained herein.  Neither the Bank nor the Pledgor shall hereafter have any rights under any prior agreements but shall look solely to this Agreement for definition and determination of all of their respective rights, liabilities and responsibilities under this Agreement.

Section 5.10           Counterparts.

This Agreement may be executed in any number of duplicate originals, each of which shall be an original but all of which together shall constitute one and the same institute.

Section 5.11           Liability of the Bank.

The Pledgor hereby agrees that the Bank shall not be chargeable for any negligence, mistake, act or omission of any accountant, examiner, agency or attorney employed by the Bank in making examinations, investigations or collections, or otherwise in perfecting, maintaining, protecting or realizing upon any lien or security interest or any other interest in the Collateral or other security for the Liabilities.  Except for willful misconduct or gross negligence, the Bank shall be under no liability for, and the Pledgor hereby releases the Bank from, all claims for loss or damage caused by (a) the Bank’s failure to perform or collect any of the Collateral, or (b) the Bank’s failure to preserve or protect any rights of the Pledgor under the Collateral.  The Pledgor agrees that the duties of the Bank with respect to the Collateral shall be solely to use reasonable care in the custody and preservation of the Collateral in Bank’s possession, which shall not include any steps necessary to preserve rights against prior parties.  In the event the Bank enforces or seeks to enforce any of the rights of an owner of the Borrower under any of the Collateral, the Pledgor shall immediately reimburse the Bank for such costs and expenses

(including actual attorney’s fees reasonably incurred) so incurred and payment of such sums shall be secured by this Agreement.

[SIGNATURES APPEAR ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, the Pledgor has caused this Agreement to be executed, sealed and delivered, as of the day and year first written above.

PLEDGOR

LIME ENERGY ASSET DEVELOPMENT, LLC

By:	/s/ Eric Dupont	(SEAL)
Name: Eric Dupont
Title: President

EXHIBIT A

Pledgor further represents and warrants to the Bank as follows:

1.             The exact legal name of Pledgor is as stated in the initial paragraph to this Agreement.

2.             Pledgor’s Tax Identification Number is:  27-1565667

3.             (a)           Pledgor’s chief executive office is:

16810 Kenton Drive

Suite 240

Huntersville NC 28078

(b)           Pledgor in fact manages the main part of its business operations from that address; and

(c)           Pledgor is at that address, and that is the address at which persons dealing with Pledgor would normally look for credit information.

4.             The mailing address of Pledgor to be inserted on financing statements covering the Collateral is:

16810 Kenton Drive

Suite 240

Huntersville NC 28078

Attn:  President

5.             In the five (5) years preceding the date hereof, Pledgor has not changed its name, identity or organizational structure, has conducted business under no name other than its current name, and has conducted its business in no jurisdiction other than the jurisdiction in which its chief executive office is currently located, except as follows:

Conducts business in Georgia

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EXHIBIT B

NOTICE OF PLEDGE

Pledge by Lime Energy Asset Development, LLC (the”Pledgor”)

To:  GES — PORT CHARLOTTE, LLC (the “Borrower”)

Notice is hereby given that, pursuant to a Pledge, Assignment and Security Agreement (a copy of which is attached hereto), dated October 31, 2011, (the “Assignment Agreement”) from the Pledgor to RBC BANK (USA) (the “Bank”), the Pledgor has pledged and assigned to the Bank, and granted to the Bank a continuing first priority security interest in, all of its right, title and interest, whether now existing or hereafter arising or acquired, in, to, and under the following (the “Collateral”):

(a)           all rights, title and interest in and to and as the member of the Borrower under the Borrower’s operating agreement, as the same may have been or may be amended, supplemented, restated, or otherwise modified at any time and from time to time (the “Operating Agreement”);

(b)           all rights to receive any and all cash and non-cash distributions (regardless of how such distributions are classified and including any and all distributions-in-kind and liquidating distributions), profits, losses, income, revenue, returns of capital, repayments of any loans made by Pledgor to the Borrower (including interest and fees with respect to such loans), and any and all development, management and similar fees payable by the Borrower to Pledgor of any kind or nature whatsoever, together with any and all other rights and property interests including, but not limited to, accounts, contract rights, instruments and general intangibles arising out of, under or relating to the Borrower and/or the Operating Agreement;

(c)           all other or additional equity or debt interests, other securities or property (including cash) paid or distributed in respect of the Borrower by way of any spin-off, merger, consolidation, dissolution, combination, reclassification or exchange of equity interests, asset sales, or similar rearrangement or reorganization; and

(d)           all proceeds and products (both cash and non-cash) of the foregoing, whether now or hereafter arising under any of the foregoing.

Pursuant to the Assignment Agreement, the Borrower is hereby authorized and directed to:

(i)            register on the Borrower’s books the Pledgor’s pledge to the Bank of the Pledgor’s interests in the Borrower; and

(ii)           make direct payment to the Bank of any amounts due or to become due to the Pledgor under the Operating Agreement, if so notified by the Bank.

The Pledgor hereby requests the Borrower to indicate the Borrower’s acceptance of this Notice of Pledge and consent to and confirm its terms and provisions by signing a copy hereof

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where indicated below and returning the same to the Bank along with an Initial Transaction Statement in the form attached hereto.

Dated as of October 31, 2011

PLEDGOR:

LIME ENERGY ASSET DEVELOPMENT, LLC

By:	/s/ Eric Dupont		(SEAL)
Name: Eric Dupont
Title: President

BORROWER:

GES — PORT CHARLOTTE, LLC
By:	LIME ENERGY ASSET DEVELOPMENT, LLC, its sole member and manager

	By:	/s/ Eric Dupont	(SEAL)
Name: Eric Dupont
Title: President

B-2

EXHIBIT C

INITIAL TRANSACTION STATEMENT

(Pledge by LIME ENERGY ASSET DEVELOPMENT, LLC, the “Pledgor”)

To:          RBC Bank (USA)

75 Fifth Street, NW, Suite 900

Atlanta, GA 30308

Attention:  Brendan McGuire

Re:                               Member Interests in LIME ENERGY ASSET DEVELOPMENT, LLC the “Borrower”

1.             Registration of Pledge.  This is to confirm registration by the Borrower of the pledge to the Bank of the entire right, title and interest in and to the Borrower (the “Interest”) owned of record by the Pledgor, the holder of one hundred percent (100%) of the ownership interests in the Borrower (being a one hundred percent (100%) interest in the profits of the Borrower).

Such pledge was registered on October 31, 2011.

The address of the registered owner of the Interest is:

16810 Kenton Drive

Suite 240

Huntersville NC 28078

The registered owner’s Taxpayer I.D. No. is 27-1565667.

2.             Liens, Adverse Claims and Restrictions.  The Interest is not subject to any liens or restrictions of the Borrower or adverse claims.

(a)           The Interest is subject to all of the terms of the operating agreement of the Borrower and of applicable laws.

(b)           The Interest may not be transferred without compliance with the provisions of the operating agreement of the Borrower and compliance with applicable federal and state securities laws.

(c)           At the time of registration of the pledge described above, the Interest was not subject to any liens or restrictions of the Borrower (except as set forth above or in the Operating Agreement), or any adverse claims as to which the Borrower has a duty pursuant to applicable state law.

This Initial Transaction Statement is a record of the rights of the Bank as of the time of its issuance, and is neither a negotiable instrument nor a security.

C-1

Dated as of October 31, 2011.

BORROWER:

GES — PORT CHARLOTTE, LLC
By:	LIME ENERGY ASSET DEVELOPMENT, LLC, its sole member and manager

	By:	/s/ Eric Dupont	(SEAL)
Name: Eric Dupont
Title: President

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